UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 14, 2011

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On June 14, 2011, in response to a request from Starboard Value and Opportunity Fund, Ltd (formerly known as the Ramius Value and Master Fund, Ltd), the Board of Directors of Extreme Networks, Inc. (the “Company”) granted an exemption to Starboard under the Rights Agreement dated as of April 27, 2001 between the Company and Mellon Investor Services LLC, as amended through the date hereof (the “Rights Agreement”), to acquire beneficial ownership of additional shares, provided that in each case (i) the acquisition results in beneficial ownership by the stockholder and its affiliates and associates of no more than 15.0% of the outstanding Common Stock, including existing holdings, and (ii) any such purchases must be made on or prior to April 30, 2012, the date on which the Rights Agreement terminates in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2011

EXTREME NETWORKS, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
President and Chief Executive Officer